Exhibit 10.13

VIPER MOTORCYCLE COMPANY
AMENDMENT TO
SECURED INVENTORY FINANCING AGREEMENT

October 25, 2005
Amended March 21, 2006

Original Principal Amount: $800,000
Amended Principal Amount: $1,500,000

The parties hereto entered into a Secured Inventory Financing Agreement, dated October 25, 2005 with Viper Motorcycle Company as the Maker and the undersigned Note holder, David W. Palmlund, III, in the original principal amount of $800,000.00.

FOR VALUABLE CONSIDERATION:
Maker and Note holder hereby agree to the following amendments to the terms of such Note:

Section 1:

(1)	The principal financing amount from Lender shall be increased to $1,250,000 as follows:

(A)	Increase the principal amount to $1,250,000 immediately; and
(B)	An additional increase of $250,000 principal amount, as mutually agreed by both parties.

Section 8:

(2)	The term of the agreement set forth in Section 8 of the original Note shall be amended, as follows:

“The Agreement shall expire August 31., 2006 or upon the closing of any secondary financing with the parent company, Viper Powersports Inc., whichever occurs first.”

(3)	All other terms and conditions of the original Note shall remain in full force and effect.

        IN WITNESS WHEREOF, this Note Amendment was executed by the parties’ hereto effective March 21, 2006.

VIPER MOTORCYCLE COMPANY		David W. Palmlund, Noteholder

By:	/s/ John Lai	By:	/s/ David Palmlund
	John Lai		David Palmlund